Exhibit 99.1

NANOPHASE ANNOUNCES THIRD QUARTER RESULTS AND STRONG CASH POSITION

Romeoville, IL, November 6, 2008 – Nanophase Technologies (Nasdaq: NANX), a leader in nanomaterials and advanced nanoengineered products, announced that for the quarter ending September 30, 2008, the Company reported total revenue of $2.1 million, compared to $2.6 million for the quarter ended September 30, 2007. Nanophase reported a net loss of $2.8 million, (including $1.6 million in severance charges, of which $600,000 was non-cash equity compensation), or $0.13 per share, for the quarter compared to a net loss of $1.0 million, or $0.05 per share, for the third quarter of 2007.

For the first nine months of 2008, Nanophase revenues were $8.1 million, compared with $9.6 million, for the same period in 2007. The net loss was $4.6 million, (including the $1.6 million in severance charges), or $0.22 per share, compared to a net loss of $2.4 million, or $0.12 per share, for the same period in 2007. Acting CEO Jess Jankowski noted, “Gross margin for the quarter is down from 21% to 14%, mainly due to reduced sales volume. For the nine-month period, gross margins were up 1%, but down only $320,000 due to a more favorable product and margin mix in 2008. Nanophase ended the quarter with approximately $15 million in cash and investments.

Markets and Outlook

“We expect fourth quarter revenue to be roughly flat when compared to the third quarter and expect full-year 2008 revenues to be roughly $10 million.” Our outlook for 2009 is for lower revenue than in 2008 by roughly $2 million. We expect sales to start to rebound by late 2009 as new programs and customers ramp up.”

Jankowski added: “We are seeing the impact of the current economic situation on several of our customers. Although we expect these conditions to have a negative impact on the fourth quarter and our 2009 revenue picture, we feel that Nanophase has a strong balance sheet and a good competitive position that will serve us well going forward. We are focused on building a pipeline of new business by leveraging our significant technology and applications development know-how, by continuing to develop deeper knowledge of the markets we’re in, and expanding our reach into several new applications.”Jankowski noted, “We are close to completion in building a new leadership team and putting the pieces in place to leverage our capabilities to our best advantage. Another recent positive change has been the addition of Bill Turner to our sales team. Bill is a senior account manager with 17 years of varied chemical industry experience. Our newly established leadership team is intently focused on using these advantages to create value. We remain optimistic about the long term prospects for the Company.”

Nanophase has scheduled its quarterly conference call for November 6th at 4:00 PM CST, 5:00 PM EST, which will be hosted by Jess Jankowski, Acting CEO, VP & CFO. The call may be accessed through the Company’s website, www.nanophase.com, by clicking on the link under Investor Relations and Calendar of Events. If you are unable to attend, a replay will be available through November 13, 2008 by dialing 706-645-9291 and entering code 69940474, or by logging onto the Company’s website and following the above directions.

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media. The Company owns or licenses 18 United States and 53 foreign patents and patent applications. Information about Nanophase may be found in the Company’s public filings or on its website.

All numbers in this release are approximate; refer to the financials accompanying the release for details. Earnings per share are stated as fully diluted. This press release contains words such as “expects”, “shall”, “will” , “believes” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risk and uncertainties include the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other risks described in the Company’s Form 10K filed March 14, 2008, and other filings with the Securities and Exchange Commission. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

(Unaudited)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$609,529	$563,075
Investments	8,360,040	16,145,844
Trade accounts receivable, less allowance for doubtful accounts of $13,000 on September 30, 2008 and December 31, 2007, respectively	1,194,829	1,403,206
Other receivable, net	392	—
Inventories, net	1,406,695	1,085,364
Prepaid expenses and other current assets	371,725	298,464

Total current assets	11,943,210	19,495,953
Investments	6,000,000	—
Equipment and leasehold improvements, net	6,891,418	7,409,666
Other assets, net	593,576	781,266

	$25,428,204	$27,686,885

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	31,357	43,110
Current portion of deferred other revenue	106,062	127,273
Accounts payable	615,965	238,295
Accrued expenses	1,618,878	1,584,656
Accrued severance	770,088	—

Total current liabilities	3,142,350	1,993,334

Long-term debt, less current maturities and unamortized debt discount	1,555,359	1,512,507
Long-term portion of capital lease obligations	11,217	31,430
Deferred other revenue, less current portion	—	74,243

	1,566,576	1,618,180

Contingent liabilities:	—	—
Stockholders’ equity:
Preferred stock, $.01 par value; 24,088 authorized and no shares issued and outstanding	—	—
Common stock, $.01 par value; 30,000,000 shares authorized; 21,156,536 and 21,088,068 shares issued and outstanding on September 30, 2008 and December 31, 2007, respectively	211,565	210,881
Additional paid-in capital	91,414,746	90,201,131
Accumulated deficit	(70,907,033)	(66,336,641)

Total stockholders’ equity	20,719,278	24,075,371

	$25,428,204	$27,686,885

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Revenue:
Product revenue, net	$1,967,061	$2,442,890	$7,721,408	$9,252,306
Other revenue	111,906	111,233	356,072	333,762

Total revenue	2,078,967	2,554,123	8,077,480	9,586,068
Operating expense:
Cost of revenue	1,789,049	2,012,938	5,625,533	6,817,462

Gross Profit	289,918	541,185	2,451,947	2,768,606
Research and development expense	443,241	405,650	1,298,175	1,379,819
Selling, general and administrative expense	1,146,640	1,296,510	4,366,153	4,067,727
Severance charges	1,578,859	—	1,578,859	—

Loss from operations	(2,878,822)	(1,160,975)	(4,791,240)	(2,678,940)
Interest income	82,301	232,605	330,311	421,434
Interest expense	(29,410)	(34,968)	(100,969)	(102,188)
Other, net	(8,651)	191	(8,494)	(68,906)

Loss before provision for income taxes	(2,834,582)	(963,147)	(4,570,392)	(2,428,600)
Provision for income taxes	—	—	—	—

Net loss	$(2,834,582)	$(963,147)	$(4,570,392)	$(2,428,600)

Net loss per share- basic and diluted	$(0.13)	$(0.05)	$(0.22)	$(0.12)

Weighted average number of common shares outstanding	21,150,568	20,962,150	21,129,369	19,686,578

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Revenue:
Product revenue, net	$1,967,061	$2,442,890	$7,721,408	$9,252,306
Other revenue	111,906	111,233	356,072	333,762

Total revenue	2,078,967	2,554,123	8,077,480	9,586,068
Operating expense:
Cost of revenue detail:
Depreciation	252,175	281,518	730,795	839,650
Non-Cash equity compensation	21,949	4,013	58,885	31,902
Other costs of revenue	1,514,925	1,727,407	4,835,853	5,945,910

Cost of revenue	1,789,049	2,012,938	5,625,533	6,817,462

Gross profit	289,918	541,185	2,451,947	2,768,606
Research and development expense detail:
Depreciation	59,886	60,016	177,661	173,990
Non-Cash equity compensation	40,031	5,316	109,344	67,282
Other research and development expense	343,324	340,318	1,011,170	1,138,547

Research and development expense	443,241	405,650	1,298,175	1,379,819
Selling, general and administrative expense detail:
Depreciation and amortization	25,214	21,145	73,817	59,971
Non-Cash equity compensation	96,299	94,104	422,931	320,027
Other selling, general and administrative expense	1,025,127	1,181,261	3,869,405	3,687,729

Selling, general and administrative expense	1,146,640	1,296,510	4,366,153	4,067,727
Severance charges	1,578,859	—	1,578,859	—

Loss from operations	(2,878,822)	(1,160,975)	(4,791,240)	(2,678,940)
Interest income	82,301	232,605	330,311	421,434
Interest expense	(29,410)	(34,968)	(100,969)	(102,188)
Other, net	(8,651)	191	(8,494)	(68,906)

Loss before provision for income taxes	(2,834,582)	(963,147)	(4,570,392)	(2,428,600)
Provision for income taxes	—	—	—	—

Net loss	$(2,834,582)	$(963,147)	$(4,570,392)	$(2,428,600)